                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                FORCENERGY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 FORCENERGY INC
                            3838 NORTH CAUSEWAY BLVD.
                        THREE LAKEWAY CENTER, SUITE 2300
                            METAIRIE, LOUISIANA 70002


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 7, 2000


To the Stockholders of Forcenergy Inc:

         The 2000 Annual Meeting of Stockholders of Forcenergy Inc will be held at the Doubletree Hotel Lakeside, Lakeshore Room, 3838 North Causeway Blvd., Metairie, Louisiana 70002, at 3:30 P.M., Central Daylight Time, on Wednesday, June 7, 2000 for the following purposes:

         (1) To elect eight members of the Board of Directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and have qualified;

         (2) To ratify the Board of Director's appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 2000; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly. The delivery of such proxy does not preclude you from voting in person if you attend the meeting.


                                      By Order of the Board of Directors

                                      By: /s/ Richard G. Zepernick, Jr.
                                         -------------------------------------
                                         Richard G. Zepernick, Jr.
                                         President and Chief Executive Officer
Metairie, Louisiana
April 29, 2000


                             YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                                                  April 29, 2000

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2000

                                   -----------


                               GENERAL INFORMATION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Forcenergy Inc, a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Wednesday, June 7, 2000, and at any postponement or adjournment thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy will first be sent to stockholders on or about April 29, 2000.

         The cost of preparing and soliciting proxies will be borne by the Company. Solicitation of proxies is being made by the Company through the mail and may also be made in person, by facsimile or by telephone. Employees and directors of the Company may be utilized in connection with this solicitation without extra compensation. The Company will also request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

PROXIES

         The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the directions made thereon. Proxies on which no direction is made by the stockholder will be voted (i) "FOR" the election to the Board of Directors of the nominees named herein and (ii) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2000. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting or by written notice to the President of the Company or by delivery of a later-dated proxy.

VOTING SECURITIES

         Stockholders of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the Annual Meeting. As of April 17, 2000, the issued and outstanding voting securities of the Company consisted of 24,000,000 shares of common stock, par value $0.01 per share each of which is entitled to one vote and 40,000 shares of 14% Series A Cumulative Preferred Stock, par value $0.01 per share (the "Preferred Stock"), each of which is entitled to one vote (the common stock and Preferred Stock collectively, the "Securities"). Holders of the Securities will vote together as one class on all matters being voted upon at this Annual Meeting.

QUORUM AND VOTING

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding Securities entitled to vote at the Annual Meeting is necessary to constitute a quorum. No matters are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best business judgment.

         Securities represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. All matters other than the election of Directors scheduled to come before the Annual Meeting require the approval of a majority of the votes cast at the Annual Meeting. Many Forcenergy stockholders own shares in "street name," which means that brokers are actually the record owners entitled to vote the shares. When a broker does not have voting instructions and withholds its vote on one of these matters, it is called a "broker non-vote." Broker non-votes count towards a quorum, but do not affect the outcome of a proposal. If you abstain, your shares will also count towards a quorum. However, abstentions will not affect the outcome of the election of directors, but will be treated as votes cast against the other items.


                               BOARD OF DIRECTORS

         The Certificate of Incorporation of the Company provides for all directors to be elected at the Annual Meeting and to serve until the next annual meeting of stockholders. Members of the Board of Directors are elected each year for annual terms at the Company's annual meeting and serve until their successors are duly elected and qualified or until their earlier resignation or removal. Messrs. Michael F. Bennet, B. James Ford, Clifford P. Hickey, Stephen
A. Kaplan, Gregory P. Pipkin, Stig Wennerstrom and Richard G. Zepernick, Jr. are currently directors of the Company. Messrs. Bennet, Ford, Hickey, Kaplan and Pipkin joined the Board of Directors on February 15, 2000, the effective date of the Company's Plan of Reorganization. Mr. Zepernick was appointed to the Board upon being elected President and Chief Executive Officer effective April 3, 2000. Mr. Forrest E. Hoglund is hereby being nominated for election to the Board of Directors for the first time. Mr. Eric Forss, a director of the Company since June 1994, resigned from the Board of Directors on February 16, 2000 to pursue other personal interests. Messrs. Bruce L. Burnham and Robert Issal, currently directors of the Company have not been nominated for re-election to the Board. Eight directors will be elected at the Annual Meeting.

         Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires the favorable vote of the holders of a plurality of the shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Stockholders may not cumulate their votes in the election of directors. Unless authority to vote for the election of directors is withheld as to any or all nominees, all shares represented by proxies will be voted for the election of the nominees listed. If authority to vote for the election of directors is withheld as to any but not all of the nominees listed, all shares represented by such proxies will be voted for the election of the nominees as to whom authority is not withheld. If a nominee becomes unavailable for any reason before the election, the shares represented by proxies will be voted for such person, if any, as may be nominated by the Board of Directors to replace such unavailable nominee. However, the Board of Directors has no reason to believe that any nominee will be unavailable. Any vacancy occurring between annual meetings may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders. Vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. Any such director would serve for a term expiring at the next annual meeting of stockholders of the Company.

NOMINEES FOR ELECTION

         The following sets forth certain information with respect to each nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

         MICHAEL F. BENNET, age 35, has served as a director of the Company since February 15, 2000. Mr. Bennet is a Vice President of Anschutz Investment Company ("Anschutz"), a privately held investment company. Prior to joining Anschutz in 1997, Mr. Bennet served as counsel to the Deputy Attorney General of the United States. Mr. Bennet also practiced law with the Washington, D.C. firm of Wilmer, Cutler & Pickering and was personal assistant to Ohio Governor Richard F. Celeste.

         B. JAMES FORD, age 31, has served as a director of the Company since February 15, 2000. Mr. Ford is a Vice President of Oaktree Capital Management, LLC ("Oaktree"), a private investment management firm with in excess of $12 billion under management, and a member of the Principal Activities Group. Prior to joining Oaktree in June 1996, Mr. Ford was a consultant with McKinsey & Co. and a member of the Paine Webber Incorporated Investment Banking Department.

         CLIFFORD P. HICKEY, age 40, has served as a director of the Company since February 15, 2000. Mr. Hickey is a Vice President of Anschutz. Prior to joining Anschutz in July 1999, Mr. Hickey was a Director in the Prudential Securities Energy Investment Banking Group and Vice President and Manager of the Denver office of Enron Capital & Trade Resources, a subsidiary of Enron Corp. Mr. Hickey also spent several years with Bankers Trust Company and Amoco Production Company.

         FORREST E. HOGLUND, age 65, served as Chairman of the Board of EOG Resources, Inc. (formerly known as Enron Oil & Gas Company) from September 1987 until his retirement in August 1999, and served as its Chief Executive Officer from September 1987 until September 1998. From May 1990 until December 1996, he also served as President of Enron Oil & Gas Company. Mr. Hoglund is also Chairman of the Board of Visitors of the M.D. Andersen Cancer Foundation.

         STEPHEN A. KAPLAN, age 41, has served as a director of the Company since February 15, 2000. Mr. Kaplan is a principal of Oaktree. At Oaktree, Mr. Kaplan manages the Principal Activities Group that invests in controlling and minority positions in both private and public companies. Prior to joining Oaktree in June 1995, Mr. Kaplan was a Managing Director of Trust Company of the West, where he managed a $400 million private investment fund. Prior to joining Trust Company of the West in 1993, Mr. Kaplan was a partner in the law firm of Gibson, Dunn & Crutcher. Mr. Kaplan serves as a director of numerous private and public companies including KinderCare Learning Centers, Inc., Cherokee International, Inc., CollaGenex Pharmaceuticals, Inc., Acorn Products, Inc. and BioPure Corporation.

         GREGORY P. PIPKIN, age 40, has served as a director of the Company since February 15, 2000. Mr. Pipkin is a Managing Director of Lehman Brothers, Inc. He has been an investment banker since 1984. From September 1982 to July 1984, Mr. Pipkin was a Technical Examiner at the Texas Railroad Commission. From May 1981 to August 1982, Mr. Pipkin was a petroleum engineer for ARCO. Mr. Pipkin is also a director of Spring Holdings, a privately held exploration and production company

         STIG WENNERSTROM, age 57, has been a director of the Company since its inception in September 1993 and has served as Chairman of the Board of Directors of the Company since March 1998. Mr. Wennerstrom also served as President and Chief Executive Officer from the September 1993 inception until April 2000.
Mr. Wennerstrom is the original founder of the Company through the Company's predecessors where he also served as President and Chief Executive Officer from 1982 to September 1993.

         RICHARD G. ZEPERNICK, JR., age 39. Prior to joining the Company on April 3, 2000 as President and Chief Executive Officer, Mr. Zepernick served as Senior Vice President for the Gulf of Mexico for Ocean Energy, Inc. Subsequent to Ocean's merger with United Meridian, Inc. in March 1998 and prior to Ocean Energy, Inc's merger with Seagull Energy in March 1999, Mr. Zepernick served as Executive Vice President of North America for Ocean Energy. From 1994 until Ocean's merger with United Meridian, Mr. Zepernick served as Executive Vice President and Chief Operating Officer of Ocean Energy and was a member of the Board of Directors.

COMMITTEES

         The Company's Board of Directors has established Executive, Audit and Compensation Committees. The Executive Committee consisted during 1999 of Messrs. Wennerstrom, Forss and Issal. The Audit Committee consisted during 1999 of Messrs. Issal and Burnham, both of whom are non-employee Directors of the Company. The Compensation Committee consisted during 1999 of Messrs. Issal and Burnham, both of whom are non-employee Directors of the Company.

         Subsequent to the expansion and re-designation of the Board on February 15, 2000, the effective date of the Company's Plan of Reorganization, the following committees were established and members elected:

         THE EXECUTIVE COMMITTEE, at its discretion, may exercise, during periods between meetings of the full Board of Directors, all powers of the Board in the management and business of the Company, subject to limitations imposed by the Bylaws, Certificate of Incorporation, resolutions establishing said committee or applicable law.

         MEMBERS - Messrs. Bennet, Ford, Pipkin, Wennerstrom and Zepernick

         THE AUDIT COMMITTEE, in performing its function, meets with representatives of the Company's independent accountants and with representatives of senior management. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent accountants, matters relating to the Company's internal control systems, and other matters related to audit functions. In addition to formal Audit Committee meetings, detailed financial reviews are presented to the full Board at each quarterly board meeting.

         MEMBERS - Messrs. Burnham and Issal

         THE COMPENSATION COMMITTEE administers the employee stock and option plans and in this capacity approves all option grants or awards to Company employees, including executive officers, under such plans. In addition, the Compensation Committee determines the compensation of the Company's Chief Executive Officer and its other executive officers, and establishes policies dealing with various compensation and employee benefit matters for the Company.

         MEMBERS - Messrs. Bennet, Ford, Pipkin and Wennerstrom.

MEETINGS

         During the year ended December 31, 1999, the Board of Directors held three regular and eight telephonic meetings, the Audit Committee held one separate meeting, the Compensation Committee held two separate telephonic meetings, and the Executive Committee held no meetings. Each member of the Board attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

COMPENSATION ARRANGEMENTS FOR MEMBERS OF THE BOARD OF DIRECTORS

         Fees paid to Directors are in line with that paid by comparable companies. The fees are an annual retainer of $10,000 per year, $5,000 per regular meeting attended and $500 per telephonic meeting attended, with a maximum of $40,000 per Director per year. These fees are not paid to Directors who are employees of the Company. The Company also compensates Directors through the issuance of periodic stock option grants. These grants have previously been made under the Company's 1995 Stock Incentive Plan, and following the reorganization have been and will be made under the 1999 Stock Plan. Each Director is typically awarded an initial grant of 5,000 shares upon becoming a member of the Board and additional annual grants of 5,000 shares upon each re-election to the Board. The entire Board of Directors has the authority to increase or decrease those amounts, or to grant additional option shares to specific Directors in recognition of individual performance.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are currently Mr. Zepernick (see "Nominees for Election to the Board of Directors") and those officers listed below.

         J. RUSSELL PORTER, age 38, is Executive Vice President of the Company. Prior to his promotion to Executive Vice President in July 1997, Mr. Porter served as Vice President - Corporate Development from October 1995 to June 1997 and as Vice President - Financial Planning & Analysis from April 1994 to October 1995. From January 1992 until joining the Company, Mr. Porter held the position of Vice President in the Natural Resources Group of Internationale Nederlanden (U.S.) Capital Corporation in New York. From July 1990 to December 1991, Mr. Porter was an Associate in the Energy Group of Manufacturers Hanover and Chemical Bank.

         GARY CARLSON, age 53, is Vice President - Alaska Division and has responsibility for all Alaskan operations. Prior to joining the Company in March 1997, Mr. Carlson held various positions during a tenure of 29 years with Unocal

Corporation, most recently serving as Unocal's General Manager for Health, Environmental and Safety Support from 1995 until joining the Company. Mr. Carlson also served as President and Managing Director of Unocal Indonesia from 1992 to 1995 and as Managing Director for Unocal Netherlands N.V. from 1989 to 1992.

         ROBERT G. GERDES, age 43, is Vice President - Gulf of Mexico and Geoscience, with responsibility for all operations in the Gulf of Mexico and for technical overview of company-wide geoscience. Mr. Gerdes also oversees the technical evaluation of all drilling prospects and all acquisitions and new ventures. Prior to his promotion to his current position in March 2000, Mr. Gerdes was Vice President - Geoscience since October 1997. Mr. Gerdes served as Geologist and Evaluations Manager from January 1994 to October 1997. Mr. Gerdes worked as an independent consulting geologist from September 1993 until joining the Company in January 1994. Mr. Gerdes served as Senior Geologist - Corporate Staff for Graham Resources from August 1987 to September 1993. Prior to joining Graham Resources, Mr. Gerdes held various geological positions with Crescent Exploration Company and Unocal Corporation.

         THOMAS F. GETTEN, age 52, is Vice President, General Counsel and Secretary. Prior to joining the Company in January 1997, Mr. Getten was in private law practice in New Orleans. From January 1996 until joining the Company, Mr. Getten was a partner with Nesser, King & LeBlanc, a New Orleans law firm, and from May 1974 until December 1995, Mr. Getten was a partner and stockholder with Liskow & Lewis, also a New Orleans law firm.

         E. JOSEPH GRADY, age 47, is Vice President, Treasurer and Chief Financial Officer. From 1980 until joining the Company in October 1995, Mr. Grady held various financial management positions with Southdown, Inc. and its subsidiaries, including Pelto Oil Company from 1980 through 1989, serving as Vice President - Finance during 1988 and 1989. Mr. Grady was Director of Finance for Southdown Environmental Systems, Inc. from January 1991 until joining the Company.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee believes that its policies are reflected in the Company's executive compensation program which aims to: (1) motivate executives toward effective long-term management of Company operations and growth; (2) reward effective, efficient ongoing management of Company operations; and (3) provide the ability to attract and retain executives through competitive salary levels and benefit programs.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Wennerstrom entered into an employment agreement with the Company as President and Chief Executive Officer for an initial term of three years effective September 14, 1993. See "Employment Agreement of Certain Executive Officers". In May 1995, the Company amended this employment agreement in connection with the Initial Public Offering. Mr. Wennerstrom's compensation for 1999 was limited to that provided for in this employment agreement.

         EXECUTIVE COMPENSATION. The Company's executive compensation program includes, separately or through any combination, base salary, annual incentives and various stock and stock option programs.

         BASE SALARY AND ANNUAL INCENTIVES. The Company's policy, as implemented by the Compensation Committee, is to compensate executives based on performance and to be competitive in the market. The Compensation Committee considers the executive's individual performance, and that of the Company as a whole, along with other relevant factors in setting compensation, including discretionary bonuses. The Compensation Committee considers the scope of each executive's responsibilities in selecting the performance measures to apply to that executive's compensation, and does not apply any specific weight to any particular measure of performance. These criteria, the performance of the executive officers and the performance of the Company were considered in the determination of bonuses for 1999. No performance-based cash bonuses were paid to the executive officers for 1999 other than the bonus contractually mandated under Mr. Wennerstrom's employment agreement.

         SUCCESS BONUSES. During the pendency of the bankruptcy process, the Compensation Committee determined that a bonus program was necessary to: (1) encourage all employees, including the executive officers, to remain with the Company as it worked to reorganized its capital structure; and (2) to incentivize all employees to accomplish the reorganization within a fixed period of time. A plan ("Success Bonus Program") was developed by the Company and approved by the Board. The Success Bonus Program was also approved by the Bankruptcy Court on July 27, 1999. The requirements for qualification for the bonuses to executives of the Company have been met. Under the terms of the Success Bonus Program, 50% of the bonuses earned were paid in February 2000 and 50% will be paid in August 2000.

         STOCK OPTIONS. The Company believes that stock options are important in motivating executives to increase long-term shareholder value because the options focus executive attention on stock price as a measure of performance and align the executive's financial interests with those of the Company's stockholders. Accordingly, prior to the Company's Initial Public Offering in 1995, the Company adopted, with stockholder approval, the Forcenergy Inc 1995 Stock Incentive Plan, the plan under which all 1999 option grants were made. The Compensation Committee administers the Company's option plans and grants options to employees based on the performance of the employee and the Company and other relevant factors. Since the options vest over a number of years, they enhance the Company's ability to retain option holders and motivate them to take a long-term view of the Company's interests in their decisions.

         Grants of options to executive officers during 1999 were made based upon individual efforts and performance. A substantial component of executive compensation historically has been paid in the form of stock options. As a result of declining stock prices within the industry, and more dramatically, the Company's stock price, the Board of Directors determined that it was in the best interests of the Company to reprice all options that had no value to the employees at the time to an exercise price 20% above the market value on the date repriced. The repricing was necessary to avoid losing valuable employees during an extended weak equity market to other industry peers or to more market-favored industries.

         Pursuant to the Company's Plan of Reorganization all options previously granted under the 1995 Stock Incentive Plan, including all options repriced during 1999, were cancelled. Under the terms of the Plan of Reorganization, effective February 15, 2000, each employee received a new grant under the 1999 Stock Plan equivalent to approximately 36.8% of the number of option shares he or she previously held under the 1995 Stock Incentive Plan at an exercise price of $10.00 per share.



                                            COMPENSATION COMMITTEE

                                            Robert Issal
                                            Bruce L. Burnham
                                            (Compensation Committee
                                            prior to February 15, 2000
                                            effective date of the Company's
                                            Plan of Reorganization)

                           SUMMARY COMPENSATION TABLE

The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company during the three years ended December 31, 1999 for each of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Named Officers"). Mr. Richard G. Zepernick, Jr., who was elected President and Chief Executive Officer effective April 3, 2000, received no compensation from the Company during 1999.

                                                                                      Long Term
                                                                                     Compensation
                                                                                 ---------------------
                                                        Annual Compensation(1)   Securities Underlying
                                                       -----------------------       Stock Options        All Other
Name, Age & Position                      Year         Salary           Bonus      (Number of Shares)   Compensation
--------------------                      ----         -------          ------    --------------------  ------------
Stig Wennerstrom (57)
Chairman, President & Chief              1999         $609,600         $150,000              -0-         $462,565(2)(7)
Executive Officer                        1998          600,000          150,000              -0-           89,566(2)
                                         1997          566,664          500,000          300,000           89,374(2)

J. Russell Porter (38)                   1999          350,000              -0-              -0-          192,700(3)(7)
Executive Vice President                 1998          350,000              -0-               0-            5,000(3)
                                         1997          300,000          225,000          150,000            5,063(3)

Thomas F. Getten (52)
Vice President, General                  1999          300,000              -0-              -0-           55,000(3)(7)
Counsel & Secretary                      1998          300,000              -0-           50,000            5,300(3)
                                         1997          270,000          100,000          150,000           90,385(4)

E. Joseph Grady (47)
Vice President, Treasurer                1999          300,000              -0-              -0-          155,300(3)(7)
& Chief Financial Officer                1998          295,000              -0-              -0-            5,300(3)
                                         1997          240,000           85,000           50,000           60,070(5)

Gary E. Carlson (53)
Vice President - Exploration             1999          275,000              -0-              -0-          142,500(3)(7)
Production (Alaska                       1998          275,000              -0-              -0-            5,300(3)
Division(6)                              1997          229,167              -0-          175,000            4,750(3)



(1) Amounts exclude perquisites and other personal benefits because such compensation, if any, is included in All Other Compensation.

(2) Includes $71,373 in annual premiums paid by the Company for life insurance policies on the life of, and payable to a beneficiary selected by, Mr. Wennerstrom for 1997 through 1999. Also includes employer matching contributions of $4,750, $5,000 and $5,000 under the Company's 401(k) Plan for 1997, 1998 and 1999, respectively, and other non-cash benefits of $13,251, $13,193 and $6,392 received in 1997, 1998 and 1999, respectively.

(3) Represents primarily employer matching contributions under the Company's 401(k) Plan.

(4) Includes $85,600 in relocation reimbursement and $4,750 in employer matching contributions under the Company's 401(k) Plan.

(5) Includes $55,320 in relocation reimbursement and $4,750 in employer matching contributions under the Company's 401(k) Plan.

(6)      Mr. Carlson joined the Company in his current position in March 1997.

(7) Includes cash payments payable to each officer under the bankruptcy-approved Success Bonus Program. Bonuses payable to the Named Officers are: Mr. Wennerstrom ($379,800); Mr. Porter ($187,500); Mr. Getten

         ($150,000); Mr. Grady ($150,000) and Mr. Carlson ($137,500). Fifty
         percent (50%) of these bonuses were paid to the Named Officers in February 2000 and fifty percent (50%) are payable in August 2000.


EMPLOYMENT AGREEMENTS OF CERTAIN EXECUTIVE OFFICERS

         CHIEF EXECUTIVE OFFICER. In connection with the formation of the Company, Mr. Wennerstrom and the Company entered into an employment agreement effective as of September 14, 1993, and amended as of May 18, 1995 (the "Employment Agreement") pursuant to which Mr. Wennerstrom served as President and Chief Executive Officer of the Company.

         Under the Employment Agreement, Mr. Wennerstrom was entitled to an annual salary and fixed bonus. Mr. Wennerstrom received a fixed annual salary of $566,664 and $600,000 for 1997 and 1998, respectively. For years subsequent to 1998, Mr. Wennerstrom's salary was fixed at $600,000, subject to annual cost of living increases. In addition, Mr. Wennerstrom was entitled to receive a $150,000 bonus for 1997 and for each subsequent year, provided that the Company may have required him to return this bonus, or a portion thereof, for any year in which the Company failed to attain pre-determined cash flow targets. The Employment Agreement also provided that the Company maintain certain life insurance policies on the life of Mr. Wennerstrom, payable to a beneficiary selected by Mr. Wennerstrom. The term of the Employment Agreement extended to December 31, 1998, automatically renewed annually thereafter until December 31, 2001 for "rolling" three-year periods that could be terminated upon 36 months' prior notice, provided that the term could be ended upon 12 months' notice given after January 1, 2002.

         The Employment Agreement was subject to early termination by the Company for cause or upon the death or incapacity of Mr. Wennerstrom. The Employment Agreement was also subject to early termination by Mr. Wennerstrom for cause. If the Employment Agreement was terminated without cause by the Company or with cause by Mr. Wennerstrom (including certain changes in control of the Company), the Company was obligated to pay Mr. Wennerstrom a termination fee of three times the amount of Mr. Wennerstrom's annual includible compensation.

         As of February 15, 2000, the effective date of the Plan of Reorganization, Mr. Wennerstrom executed a new employment agreement with the Company providing for a base salary of $759,600 per annum for an initial term of two years, renewable from year to year for additional one-year periods if the Company gives notice to Mr. Wennerstrom at least 120 days prior to the scheduled termination of the employment term. The new employment agreement provides that if Mr. Wennerstrom is terminated without cause by the Company, the Company would be obligated to pay Mr. Wennerstrom a severance payment equal to two years base salary and 50% of Mr. Wennerstrom's employee stock options would vest and remain exercisable for one year from the date of termination.

         As of April 3, 2000, the Company entered into an employment agreement with Richard G. Zepernick, Jr. pursuant to which Mr. Zepernick shall serve as Chief Executive Officer of the Company. The agreement provides for benefits substantially similar to the employment agreement signed by Mr. Wennerstrom as of February 15, 2000, but with a base salary of $350,000. Mr. Zepernick was also granted options under the 1999 Stock Plan to purchase 300,000 shares of common stock at exercise prices of $10.00 per share (240,000 shares) and at $15.00 per share (60,000 shares).

         OTHER. On March 1999, the Company entered into amended employment agreements with J. Russell Porter, E. Joseph Grady, Thomas F. Getten, Gary E. Carlson, Robert G. Gerdes and Mark Yelverton. Generally, the employment agreements provided that if an executive was terminated without cause by the Company, the Company would be obligated to pay such executive a severance payment equal to two years base salary and 50% of the Executive's unvested employee stock options would vest and remain exercisable for one year from the date of termination. As of February 15, 2000, each of such executive officers signed new employment agreements with the Company that provide benefits substantially similar to the employment agreement signed by Mr. Wennerstrom as of February 15, 2000. Salaries provided for in the agreements were the same as the salaries received by such officers during 1999. Mr. Yelverton resigned from the Company on March 21, 2000 to pursue other interests.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Company is subject to U.S. tax legislation enacted in 1993 that could limit the deductibility of certain compensation payments to its executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Compensation Committee will continue to monitor the impact of this legislation on the Company's compensation policies.

FORCENERGY INC 1995 STOCK INCENTIVE PLAN

         In May 1997, pursuant to a vote of the Company's stockholders, the Company's three existing stock option plans were consolidated to form the Forcenergy Inc 1995 Stock Incentive Plan (the "1995 Stock Plan"). The 1995 Stock Plan was intended to provide officers and key employees with an opportunity to acquire a proprietary interest in the Company, to provide additional incentives that reward employees based on the profitable growth of the Company and to aid the Company in attracting and retaining outstanding personnel. The 1995 Stock Plan provided for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options), restricted stock awards, stock appreciation rights, performance awards, and phantom stock awards, or any combination thereof. The 1995 Stock Plan permitted awards of up to an aggregate of 6,000,000 shares of Common Stock. As of December 31, 1999, 6,000,000 shares of Common Stock had an aggregate market value of approximately $3 million. As of December 31, 1999, options covering up to an aggregate of 3,599,133 shares of Common Stock were outstanding under the 1995 Stock Plan. The number of, and in some cases, types of, shares covered by the 1995 Stock Plan were subject to adjustments in the event of stock dividends, stock splits and certain other events.

         All employees and Directors of the Company were eligible to participate in the 1995 Stock Plan. The Compensation Committee has the power to determine which employees receive awards under the plans and the terms of each award, except that awards to non_employee Directors are made upon unanimous consent of the entire Board of Directors.

         No more than 500,000 shares of Common Stock, subject to adjustments, may be subject to grants to any one employee in any one year under the 1995 Stock Plan. This limitation is applied so that compensation realized from awards under the option plan will qualify as "performance based" compensation for purposes of Section 162(m) of the Code. Incentive stock options granted under the 1995 Stock Plan could not be exercisable at less than the fair market value of Common Stock on the date of grant (subject to adjustments), nor for more than 10 years after grant, provided that options granted to a holder of securities representing more than 10% of the total combined voting power of all classes of the Company's stock or of its subsidiary could not be exercisable at less than 110% of the fair market value of Common Stock at the date of grant (subject to adjustments) or for longer than five years from grant. The Committee had the authority to determine how the exercise price of options would be paid.

         Upon initial appointment to the Board, a non-employee Director typically received options to buy 5,000 shares of Common Stock, vesting annually over three years, subject to their continued service as a Director. Upon their re-election to the Board at subsequent annual meetings of stockholders, these Directors would receive options to buy 5,000 shares of Common Stock, vesting six months after such annual meeting. All of these options were exercisable at the fair market value of Common Stock on the date of grant, and expire 10 years after grant. The Board of Directors also had the authority to grant options on a discretionary basis to individual directors in recognition of individual performance.

         The 1995 Stock Plan was administered by the Compensation Committee, which is composed of at least two Directors who are "outside directors" within the meaning of Section 162(m) of the Code and "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee has the authority, in its discretion, to amend the plan, unless approval of the Company's stockholders is required for the plan to meet the stockholder approval requirements of Sections 422 and 162(m) of the Code. Therefore, the Company's stockholders would need to approve any amendment that is "material" for purposes of Section 162(m) or required by
Section 422, including any amendment (1) increasing the number of shares available in the aggregate for awards, (2) increasing the maximum number of shares that may be granted to an employee, or (3) changing eligibility requirements for participation in the plan.

         No grants of Restricted Stock Awards, Stock Appreciation Rights, Performance Awards or Phantom Stock Awards have been made under the 1995 Stock Plan.

         On February 15, 2000, the effective date of the Plan of Reorganization, and pursuant to the provisions of the Plan of Reorganization, the 1995 Stock Incentive Plan and all options outstanding under that plan were cancelled. On that same date, the 1999 Stock Plan provided for under the Plan of Reorganization was adopted and options on approximately 1,328,000 shares of new common stock were granted to employees and directors. Those options were granted with a $10.00 per share exercise price, the assumed fair market value of a share of new Company common stock under the Plan of Reorganization. Each former optionholder under the 1995 Stock Plan received options under the 1999 Stock Plan in the amount of approximately 36.8% of the number of option shares held under the 1995 Stock Plan. The provisions of the 1999 Stock Plan are substantially the same as those of the 1995 Stock Plan, except that the total number of shares authorized for issuance under the 1999 Stock Plan is 3,000,000 shares.

EMPLOYEE STOCK PURCHASE PLAN

         In 1995 the Company adopted the Forcenergy Gas Exploration, Inc. Employee Stock Purchase Plan, which permits all Company employees who work full time (or part time for at least 20 hours per week and more than five months per year) to acquire Common Stock at a minor discount from its fair market value through payroll deductions. As of January 1, 1999, all 100,000 shares previously authorized for sale under the Stock Purchase Plan had been sold. Pursuant to the Company's Plan of Reorganization, the stock purchase plan was terminated and the Forcenergy Inc 1999 Employee Stock Purchase Plan (the "1999 ESPP") was established effective February 15, 2000, with substantially the same terms.

         For each six-month period beginning on January 1 or July 1 during the term of the 1999 ESPP, unless the Board determines otherwise, the Company will offer to each eligible employee the opportunity to purchase Common Stock. Employees may elect to participate prior to the start of a period and may elect to have from two to ten percent of their compensation withheld. The 1999 ESSP allows withdrawals, termination and changes in the level of participation. The purchase price will be 85% of the lesser of the fair market value of Common Stock on (1) the first day of the period or (2) the last day of the period. No employee may purchase Common Stock under the 1999 ESPP valued at more than $25,000 (or such other maximum as may be prescribed from time to time under the Code) for each calendar year in accordance with the provisions of the Code.

         Up to 480,000 shares of Common Stock are currently authorized for purchase under the 1999 ESPP.

401(k) PLAN

         The Company has adopted a 401(k) Profit Sharing Plan (the "401(k) Plan") for its employees. Under the 401(k) Plan, eligible employees are permitted to defer receipt of up to 15% of their cash compensation (subject to certain limitations imposed under the Code). The 401(k) Plan provides that a discretionary match of employee deferrals may be made by the Company in cash. Pursuant to the 401(k) Plan, the Company has currently elected to match $.50 for each $1.00 contributed by the employee through salary deferral, said deferral not to exceed 5% of an employee's salary, subject to limitations imposed by the Internal Revenue Service. The amounts held under the 401(k) Plan are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Salary deferral contributions under the 401(k) Plan are 100% vested. Matching contributions vest immediately upon a participants attainment of a minimum of one year of service with the Company. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. During 1999 the Company paid approximately $308,864.02 in matching contributions.

1997 STOCK PRICE PERFORMANCE INCENTIVE PLAN FOR EMPLOYEES OF THE COMPANY

         Effective January 1, 1997, the Company adopted the 1997 Stock Price Performance Incentive Plan for Employees of the Company (the "$60 a Share Plan"). All of the Company's employees would have been eligible to receive bonuses of between 250% to 500% of annual salary in the Company's Common Stock under the $60 a Share Plan, without being required to pay any purchase price, if
(1) the closing price of the Company's Common Stock had reached $60 a share ($50 a share for the 250% award) before January 1, 2000. The $60 a Share Plan expired under its own terms on December 31, 1999 without any awards being earned or paid thereunder.

STOCK OPTION GRANTS IN 1999

         There were no option grants, nor option exercises by a Named Officer in 1999.

OPTIONS REPRICED IN 1999

         The following table sets forth information about the repricing of options to purchase common stock held by all executive officers during 1999. All options previously granted to all employees were repriced pursuant to a Company-wide repricing approved by the Board of Directors effective February 1, 1999. All options were repriced with an exercise price of $1.275 per share, the fair market value of the stock on that date ($1.0625 per share) plus 20%. The number of options outstanding was reduced only for the executive officers. The repriced options were granted with the same expiration date as the original grant being repriced. The vesting period for the repriced options was extended for one year by adding one year to the future vesting dates on the original grants. Repriced options that replaced options that were already vested were not exercisable for one year from the February 1, 1999 repricing date.

                                 Number of        Number of
                                Securities       Securities         Original         New
                                Underlying       Underlying         Exercise       Exercise
                                 Repriced         Original           Price          Price        Expiration
           Name                   Options          Options         Per Share      Per Share         Date
           ----                 ----------       ----------        ---------      ---------      ----------
      Stig Wennerstrom           195,296           195,296          $14.51          $1.275        9/15/03
                                 483,041           483,041           10.10           1.275        5/11/05
                                 185,549           185,549           12.02           1.275        5/11/05
                                 224,329           224,329           10.50           1.275         1/6/06
                                 100,023           110,000           26.09           1.275        11/1/06
                                 273,364           300,000           26.75           1.275        7/25/07
                               ---------         ---------
                               1,461,602         1,498,215
                               =========         =========


      J. Russell Porter           42,277            42,277           14.51           1.275        5/11/04
                                  25,000            25,000           10.10           1.275        5/11/05
                                  17,954            17,954           12.02           1.275        5/11/05
                                   6,892             6,892           14.51           1.275        5/11/05
                                  31,214            31,214           12.02           1.275        5/11/05
                                  50,000            50,000           10.00           1.275        8/31/05
                                  50,000            50,000           14.13           1.275        6/13/06
                                  22,733            25,000           26.88           1.275        11/1/06
                                 136,682           150,000           26.75           1.275        7/25/07
                               ---------         ---------
                                 382,752           398,337
                               =========         =========


      Thomas F. Getten           131,170           150,000           29.88           1.275        1/27/07
                                  50,000            50,000           21.50           1.275        1/22/08
                               ---------         ---------
                                 181,170           200,000
                               =========         =========


      E. Joseph Grady             75,000            75,000           10.00           1.275       10/23/05
                                  25,000            25,000           14.13           1.275        6/13/06
                                  75,000            75,000           20.88           1.275        9/06/06
                                  18,186            20,000           26.88           1.275        11/1/06
                                  45,561            50,000           26.75           1.275        7/25/07
                               ---------         ---------
                                 238,747           245,000
                               =========         =========


      Gary E. Carlson            115,769           125,000           25.81           1.275         3/3/07
                                  45,561            50,000           26.75           1.275        7/25/07
                               ---------         ---------
                                 161,330           175,000
                               =========         =========


      Mark Yelverton              22,124            22,124           22.00           1.275         3/4/08
                                  45,561            50,000           26.75           1.275        7/28/07
                               ---------         ---------
                                  67,685            72,124
                               =========         =========


                                 Number of        Number of
                                Securities       Securities         Original         New
                                Underlying       Underlying         Exercise       Exercise
                                 Repriced         Original           Price          Price        Expiration
           Name                   Options          Options         Per Share      Per Share         Date
           ----                 ----------       ----------        ---------      ---------      ----------

      Robert G. Gerdes            15,700            15,700           10.00           1.275        8/31/05
                                  18,186            20,000           26.88           1.275        11/1/06
                                  41,005            45,000           26.75           1.275        7/25/07
                                  10,000            10,000           15.25           1.275        6/15/08
                               ---------         ---------
                                  84,891            90,700
                               =========         =========



                    UNEXERCISED OPTIONS AT DECEMBER 31, 1999

                                                                 Value of Unexercised
                               Number of Options(1)            In-The-Money Options(2)
                         ------------------------------      ---------------------------
    Name                 Exercisable      Unexercisable      Exercisable   Unexercisable
    ----                 -----------      -------------      -----------   -------------
Stig Wennerstrom          1,361,579           100,023         $    --         $  --
J. Russell Porter           187,206           195,546              --            --
Thomas F. Getten               --             181,170              --            --
E. Joseph Grady              99,179           139,568              --            --
Gary E. Carlson                --             161,330              --            --



----------

(1) Pursuant to the terms of the Company's Plan of Reorganization, all of these options were cancelled as of February 15, 2000.

(2) This calculated value is zero because it is based on the last trade on the Nasdaq National Market on December 31, 1999 ($.5156 per share), less the applicable exercise price ($1.275 per share) of the outstanding options.


STOCK PERFORMANCE GRAPH


                       08/02/95          12/31/95       12/31/96       12/31/97       12/31/98     12/31/99
FORCENERGY INC.        100.00           104.76          345.24         249.40          25.00         5.71
PEER GROUP INDEX       100.00           109.11          174.15         172.79         145.24       183.06
S&P 500 INDEX          100.00           110.78          136.21         181.66         233.57       282.72


         The preceding graph compares total return of the Company's old common stock against the S&P 500 Index and a peer group index consisting of public independent oil and gas companies.* The graph assumes that $100 was invested on August 2, 1995 (the date of the closing of the Initial Public Offering) in the Company's common stock, the S&P 500 Index and the peer group and that dividends thereon were reinvested quarterly.

*The peer group consists of Louis Dreyfus Natural Gas Company, Inc., Newfield
 Exploration Company, PetroCorp, Inc. and Stone Energy Corp.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table is furnished as of April 17, 2000 to indicate beneficial ownership of shares of the common stock and Preferred Stock by persons owning more than 5% of the common stock or the Preferred Stock, all executive officers and Directors individually and the executive officers and Directors as a group. Holders of Preferred Stock are entitled to vote together with holders of common stock on all matters. The information in the following table is provided by such persons.


                                                             Four and
                                                             Five Year                   Total    Percent               Percent
                                         New                   Common                     New        of     Series A       of
                                        Common     Stock       Stock      Subscription  Common    Common   Preferred    Preferred
                                        Stock(1)  Options(2) Warrants(3)   Warrants(4)   Stock     Stock     Stock       Stock
                                        --------  --------   -----------  ------------  -------   -------  ---------    ---------
The Anschutz Corporation(5)(6)         6,018,708         --         --      652,320    6,671,028    27.1%    14,496        36.2%

Lehman Brothers Holdings, Inc.(5)      4,368,298         --         --           --    4,368,298    18.2     11,185        28.0

Oaktree Capital Management, LLC(5)(7)  4,675,568         --         --      364,320    5,039,888    20.7      8,430        21.1

Stig Wennerstrom(5)(8)                    18,309    530,866      6,341          450      555,966     2.3         10           *
Richard G. Zepernick, Jr.(5)                  --         --         --           --           --       *         --          --
J. Russell Porter(5)(9)                      216         --        108           --          324       *         --           *
Gary Carlson(4)(10)                          236         --        118           --          354       *         --           *
Robert Gerdes(5)(11)                          77         --         38           --          115       *         --           *
Thomas F. Getten(5)                           52         --         26           --           78       *         --           *
E. Joseph Grady(5)                            83         --         42           --          125       *         --           *
Bruce L. Burnham(5)                          877         --        439           --        1,316       *         --           *
Robert Issal(5)                              145         --         73           --          218       *         --           *
Michael F. Bennet(5)(12)                      --         --         --           --           --       *         --          --
B. James Ford(5)(7)                           --         --         --           --           --       *         --          --
Clifford P. Hickey(5)(12)                     --         --         --           --           --       *         --          --
Forrest E. Hoglund(5)                         --         --         --           --           --       *         --          --
Stephen A. Kaplan(5)(7)                       --         --         --           --           --       *         --          --
Gregory P. Pipkin(5)(13)                       1         --         --           --            1       *         --          --
Directors and Officers,
  total as a group                        19,996    530,866      7,185          450      558,497     2.3%        10           *

* Less than 1%




(1) The new common stock of Forcenergy was issued effective February 15, 2000 pursuant to the Company's Plan of Reorganization. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.
(2) Represents shares of common stock issuable pursuant to vested stock options, or options that would be vest, within 60 days of the effective date of this schedule, granted under the 1999 Stock Plan.
(3) Two issues of common stock warrants were issued to the pre-reorganization shareholders under the Plan of Reorganization. Both of the warrant issues are exercisable at any time. 50% of the warrants reflected here expire on February 15, 2004 and have an exercise price of $16.67 per share, and 50% expire on February 15, 2005 and have an exercise price of $20.83 per share.

(4) Warrants for the purchase of common stock were issued to the purchasers of the Company's Preferred Stock on March 20, 2000. Purchasers of the Preferred Stock received warrants to purchase 45 shares of Common Stock for each share of Preferred Stock acquired. These warrants have a $10.00 per share exercise price and will expire on the earlier of (a) ten years from the date of acquisition or (b) a date after March 20, 2004 upon notice of termination from the Company if the market price of the common stock has exceeded 300% of the exercise price for a period of 30 consecutive days. These warrants are referred to as the "Subscription Warrants".

(5) The address of the Anschutz Corporation and of Messrs. Bennet and Hickey is 555 17th Street, Suite 2400 Denver, Colorado 80207. The address of Lehman Brothers and Mr. Pipkin is 7330 Chase Tower, 600 Travis Street, Houston, Texas 77002. The address of the OCM Principal Opportunities Fund LLP and of Messrs. Ford and Kaplan is 330 S. Grand Avenue, 28th Floor, Los Angeles, California 90071. The address of Messrs. Wennerstrom, Porter, Getten and Grady is 2730 SW 3rd Avenue, Suite 800, Miami, Florida 33129. The address of Mr. Carlson is 310 K Street, Suite 700, Anchorage, Alaska 99501. The address of Messrs. Zepernick and Gerdes is 3838 N. Causeway Boulevard, Lakeway Three, Suite 2300, Metairie, Louisiana 77002. The address of Mr. Burnham is 10 Haig Point Circle, Hilton Head, SC 29938. The address of Mr. Issal is Birger Jarlsgatan, 73-75, Box 19040, S-10432 Stockholm, Sweden. The address of Mr. Hoglund is 333 Clay Street, Suite 1325, Houston, Texas 77002.

(6) Of the shares of common stock beneficially owned by The Anschutz Corporation, 932 shares are owned by Anschutz Investment Company, a wholly owned subsidiary of The Anschutz Corporation.

(7) Of the shares of common stock beneficially owned by Oaktree Capital Management, LLC, 3,509,748 shares and 273,375 subscription warrants are owned by OCM Principal Opportunities Fund, L.P. and 1,148,420 shares and 89,595 subscription warrants are owned by OCM Opportunities Fund, II, L.P., each of which Oaktree Capital Management, LLC is the general partner. Messrs. Ford and Kaplan are principals of Oaktree Capital Management, LLC., managers of the OCM Principal Opportunities Fund LLP (the "Fund"), however, they disclaim beneficial ownership in the shares owned by the Fund.

(8) Of the shares of common stock listed as beneficially owned by Mr. Wennerstrom, 155 shares of new common stock are owned by each of his children, Linda Wennerstrom and Henrik Wennerstrom, for which Mr. Wennerstrom disclaims beneficial ownership.

(9) Of the shares of common stock listed as beneficially owned by Mr. Porter, 39 shares of new common stock are owned by his wife, Deborah A. Porter.

(10) Of the shares of common stock listed as beneficially owned by Mr. Carlson, 155 shares of new common stock are owned in trust for his children: Amanda Carlson (23 shares), Gary Carlson (93 shares) and Rachael Carlson (39 shares).

(11) Of the shares of common stock listed as beneficially owned by Mr. Gerdes, 39 shares of new common stock are owned by each of his children, Julie Gerdes and Caroline Gerdes.

(12) Messrs. Bennet and Hickey are officers of The Anschutz Corporation, however, they disclaim any beneficial ownership in the shares owned by The Anschutz Corporation.

(13) Mr. Pipkin is a Managing Director with Lehman Brothers, Inc., manager of Lehman Brothers Holdings, Inc. ("Holdings"), however, he disclaims any beneficial ownership in the shares owned by Holdings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is currently a party to or has engaged in the following transactions with its directors, officers and principal stockholders.

         The Company leased its principal offices in Miami, Florida from an affiliate of the family of Eric Forss (a director of the Company during 1999), which owned the building until it was sold effective June 30, 1999. The terms of the lease included current monthly payments of approximately $23,000. The Company made payments to the Forss family under such lease of $292,000 in 1997, $297,187 in 1998 and $141,671 in 1999. The Company believed that the lease terms were comparable to those terms which could have been obtained from an unaffiliated third party.

         Effective April 3, 2000, Richard G. Zepernick, Jr. replaced Stig Wennerstrom as President and Chief Executive Officer of the Company. Stig Wennerstrom remains as Chairman of the Board of the Company. In connection therewith, the Company agreed to pay Mr. Wennerstrom a severance payment equal to 2.5 times a base salary rate of $775,800 per year, 75% of the options granted Mr Wennerstrom under the Company's Plan of Reorganization would automatically vest and the remaining 25% of such options would vest in equal shares over a three-year period. All health insurance, life insurance and automobile benefits previously afforded Mr. Wennerstrom will continue until one year after the date Mr. Wennerstrom ceases to be a member of the Board of Directors. For a period of not less than three years, the Company will supply Mr. Wennerstrom with an office and full-time secretary. In consideration thereof, Mr. Wennerstrom agreed that for a period of three years he will be reasonably available to Mr. Zepernick for advice and consultation, for which Mr. Wennerstrom will receive no compensation (except reimbursement for direct out-of-pocket expenses).

         The Company had a consulting arrangement with Wictor Forss, the former Chairman of the Board of the Company, whereby Mr. Forss received $10,000 per month in exchange for consulting services. The Company believed that Mr. Forss' prior years of service to the Company as a Director enabled him to provide business and financial advice to the Company at a reasonable cost. This consulting arrangement with Wictor Forss terminated March 31, 1999.

         In July 1997 the Company loaned J. Russell Porter, its Executive Vice President, $200,000 pursuant to the terms of a promissory note executed and delivered by Mr. Porter to the Company. The promissory note bears interest at 9% per annum and is payable upon demand. As of December 31, 1999, the outstanding principal and accrued interest balance under the promissory note was $97,816. Approximately $10,000 was repaid by Mr. Porter in April 2000 under an agreed repayment plan.

         The Company entered into a registration rights agreement with Eric Forss and related entities during 1999 in order to give Eric Forss and such entities a demand right to require the Company to register all or part of the shares of Common Stock received by Eric Forss and such entities in connection with a tender offer under the Securities Act of 1933 as amended (the "Securities Act"). The registration rights agreement terminated under its own terms during 1999.

         In connection with and as part of the Plan of Reorganization, certain holders of the Company's Senior Subordinated Notes, including The Anschutz Corporation, Lehman Brothers, Inc. and certain affiliates of Oaktree Capital Management, LLC, received the right to nominate certain directors, In addition, these parties agreed as part of the Plan of Reorganization to purchase their pro rata share of, and to serve as standby purchasers for any unsubscribed Subscription Warrants and shares of Preferred Stock. The distribution of these securities, along with shares of common stock, were made under the Plan of Reorganization principally in exchange for claims and partially for cash. Distributions of the Subscription Warrants and Preferred Stock to these significant stockholders in accordance with the Plan of Reorganization were completed on March 20, 2000 at the same time as the issuances of such warrants and shares to other holders of allowed claims who elected to participate.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates. Mr. Carlson filed a late Form 4 for August 1999 in connection with a market sale of 2,600 shares of old common stock. Mr. Getten filed a late Form 4 for December 1999, in connection with a market sale of 300 shares of old common stock. All other required filings were satisfied on a timely basis. In making these disclosures, the Company has made written inquiries of its officers and directors and has relied solely on written statements of its directors, executive officers and stockholders and copies of the reports that they have filed with the SEC.


                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2000. Such ratification will require the favorable vote of the holders of a majority of the shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment.

         Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         In order for stockholder proposals to be included in the Company's proxy statement and proxy relating to the Company's 2001 Annual Meeting of Stockholders, such proposals must be received by the Company at its principal executive offices not later than December 30, 2000. Shareholders can present other proposals from the floor of the annual meeting only if, in general, the corporate secretary receives proper notice and certain information not less than 60 days nor more than 90 days prior to the meeting. Any shareholder who wishes to introduce a proposal should consult Forcenergy's certificate of incorporation, bylaws and applicable proxy rules of the Securities and Exchange Commission.


                                    By Order of the Board of Directors



                                    By: /s/ Richard G. Zepernick, Jr.
                                        -------------------------------------
                                        Richard G. Zepernick, Jr.
                                        President and Chief Executive Officer

PROXY

                PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                 FORCENERGY INC

                         Annual Meeting -- June 7, 2000

         The undersigned hereby appoints Richard G. Zepernick, Jr., E. Joseph Grady, and Thomas F. Getten, each of them, each with full power of substitution, the proxy of the undersigned to attend the Annual Meeting of Stockholders of FORCENERGY INC (the "Company") to be held at 3:30 p.m., Central Daylight Time, on June 7, 2000 at the Doubletree Hotel, Lakeshore Room, 3838 North Causeway Boulevard, Metairie, Louisiana 70002, (Phone (504) 836-5255), and any adjournments thereof, and to vote at said meeting and any adjournments thereof all shares of stock of the Company standing in the name of the undersigned, as instructed on the reverse side, and in his judgment on any other business which may properly come before said meeting.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                Please Detach and Mail in the Envelope Provided


A [X] Please mark your
      votes as in this
      example.

                      FOR
                 all nominees     WITHHOLD                                                           FOR    AGAINST   ABSTAIN
                listed at right   AUTHORITY
1. Election of                                            2.   Proposal to approve of the election    [ ]     [ ]       [ ]
   Directors          [ ]            [ ]                       of PricewaterhouseCoopers LLP as
                                                               independent public accountants for
                                                               the year ending December 31, 2000.
                        Nominees:  Michael F. Bennet
                                   B. James Ford
                                   Clifford P. Hickey
                                   Forrest E. Hoglund
                                   Stephen A. Kaplan
                                   Gregory P. Pipkin
                                   Stig Wennerstrom
                                   Richard G. Zepernick, Jr.

(INSTRUCTION: To withhold authority to vote for                    This proxy will be voted as directed, but if no direction is
any individual nominee, write that nominee's                   specified, or if you ABSTAIN, your vote will be counted for quorum
name in the space provided below.)                             purposes but will not be considered as a vote FOR or AGAINST proposals 1 and 2.
-----------------------------------------------------
                                                               PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED
                                                               ENVELOPE.





Signature___________________________________________________________________________________   Dated: __________________________

NOTE: Stockholder(s) should sign above exactly as name(s) appears hereon. But minor discrepancies in such signatures shall not invalidate their proxy. If more than one Stockholder, all should sign.

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                                FORCENERGY INC

                                  June 7, 2000





                Please Detach and Mail in the Envelope Provided


A [X] Please mark your
      votes as in this
      example.

                      FOR
                 all nominees     WITHHOLD                                                           FOR    AGAINST   ABSTAIN
                listed at right   AUTHORITY
1. Election of                                            2.   Proposal to approve of the election    [ ]     [ ]       [ ]
   Directors          [ ]            [ ]                       of PricewaterhouseCoopers LLP as
                                                               independent public accountants for
                                                               the year ending December 31, 2000.
                        Nominees:  Michael F. Bennet
                                   B. James Ford
                                   Clifford P. Hickey
                                   Forrest E. Hoglund
                                   Stephen A. Kaplan
                                   Gregory P. Pipkin
                                   Stig Wennerstrom
                                   Richard G. Zepernick, Jr.

(INSTRUCTION: To withhold authority to vote for                    This proxy will be voted as directed, but if no direction is
any individual nominee, write that nominee's                   specified, or if you ABSTAIN, your vote will be counted for quorum
name in the space provided below.)                             purposes but will not be considered as a vote FOR or AGAINST proposals 1 and 2.
-----------------------------------------------------
                                                               PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED
                                                               ENVELOPE.





Signature___________________________________________________________________________________   Dated: __________________________

NOTE: Stockholder(s) should sign above exactly as name(s) appears hereon. But minor discrepancies in such signatures shall not invalidate their proxy. If more than one Stockholder, all should sign.
